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                                                                    EXHIBIT 99.1
[EMERSON LOGO]
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                               NEWS & INFORMATION

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FOR:      EMERSON RADIO CORP.
          9 Entin Road
          Parsippany, NJ 07054-0430

CONTACT:  EMERSON RADIO CORP.           OR:         INVESTOR RELATIONS:
          Guy A. Paglinco                           Laura Boorn
          Vice President,                           Investor Relations Manager
          Chief Financial Officer                   (972) 884-2302
          (973) 428-2085

                                                    EPOCH FINANCIAL GROUP, INC.
                                                    Victor Thompson or
                                                    Todd Atenhan
                                                    (888) 917-5105

Tuesday, January 18, 2005

                              FOR IMMEDIATE RELEASE

EMERSON RADIO CORP. REPORTS PRELIMINARY NET REVENUE GROWTH FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2004 WITH INCREASES OF 24.0% AND 19.7%

PARSIPPANY, N.J. - January 18, 2005 - Emerson Radio Corp. (AMEX:MSN) today reported preliminary net revenues for the quarter ended December 31, 2004 of approximately $94.6 million as compared to net revenues of approximately $76.3 million for the quarter ended December 31, 2003, or an increase of approximately 24.0% over the prior year. On a year to date basis, preliminary net revenues increased to approximately $250.7 million for the nine months ended December 31, 2004 as compared to net revenues of approximately $209.4 million for the nine months ended December 31, 2003, or approximately a 19.7% increase. The Company has not completed the preparation of its financial statements for the quarter ended December 31, 2004 and additional details with respect to results of operations for the three and nine months ended December 31, 2004 are not yet available. The Company plans to release financial results for the three and nine months ended December 31, 2004 through a press release in early February 2005.

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Emerson Radio News Release                                                Page 2
January 18, 2005

Emerson Radio Corp. (AMEX:MSN) founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Its 53.2% owned subsidiary, Sport Supply Group, Inc. (OTC:SSPY) is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com

The preliminary net revenues contained in this news release are subject to finalization in connection with the preparation of the Company's Form 10-Q for the quarter ended December 31, 2004. This release also contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's outlook for third quarter 2004 net revenues. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.




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